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FOR IMMEDIATE RELEASE               CONTACT: Eugene G. Ballard
                                             Senior Vice President  -
                                             Chief Financial Officer
                                             and Treasurer
                                             203-629-3000




                        W.R. BERKLEY CORPORATION REALIGNS
                          INSURANCE OPERATING COMPANIES


         GREENWICH, CT, SEPTEMBER 26, 2000 -- W. R. BERKLEY CORPORATION (NASDAQ:
BKLY) today announced a series of internal reorganizations, including name and management changes, designed to focus the Company's reinsurance business and to enhance the delivery of expertise to clients and brokers.

         The new organizational plan calls for Signet Star Reinsurance Company to be renamed Berkley Insurance Company and become the lead insurance operating company of the Berkley Group. W.R. Berkley Corporation will contribute the stock of Berkley Regional Insurance Company, the holding company for Berkley's regional insurance businesses, to the newly named Berkley Insurance Company. This contribution will increase Berkley Insurance Company's statutory policyholders' surplus from $300 million to approximately $600 million. The contribution will have no impact on the operations of the regional companies, which will continue under their current management team.

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         William R. Berkley, Chairman and President of W.R. Berkley Corporation,
commented: "This reorganization will reinforce our commitment to the reinsurance sector and will focus our resources on segments of the reinsurance business that provide the highest return. In today's insurance market, particularly in the reinsurance sector, size has become even more critical in achieving market acceptability. This ownership realignment of our businesses creates an enterprise with significantly increased capital that will achieve that acceptability and enhance our ability to quickly seize new business opportunities."

         The reinsurance operations of Berkley Insurance Company will be organized into three underwriting management enterprises. These enterprises will include Signet Star Treaty Reinsurance Managers, Facultative ReSources, Inc. and Fidelity and Surety Reinsurance Managers, all of which will underwrite reinsurance on behalf of Berkley Insurance Company.

         Edward Norris, President of Signet Star Reinsurance Company, will be promoted to Senior Vice President of W.R. Berkley Corporation with responsibility for all reinsurance operations. In addition, Mr. Norris will establish a new affiliate, which will form strategic relationships with managing general underwriters who focus on underwriting specialty coverages.

         Signet Star Treaty Reinsurance Managers will continue to refocus the Company's treaty reinsurance operations primarily on excess of loss business with a further emphasis on the specialty segment of the marketplace. The President of this new underwriting unit will be Craig Johnson, who recently joined the Company. Mr. Johnson, the former President of Core Insurance Holdings, Inc., brings broad reinsurance experience and knowledge to his new position.
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         Facultative Resources, Inc. and the Fidelity and Surety Reinsurance
Managers will continue to be managed by Messrs. James W. McCleary and Roger J. Bassi, respectively.

         J. Michael Foley, the President of Berkley's Midwest Employers Casualty Company, which currently writes excess workers' compensation for alternative markets, will expand his responsibilities to include alternative market reinsurance written on a direct basis or through retail agents. Alternative market reinsurance business offered by traditional reinsurance intermediaries will continue to be handled primarily by Signet Star Treaty Reinsurance Managers.

         This realignment is subject to insurance regulatory approvals. W.R. Berkley Corporation is a holding company which, through its subsidiaries, operates in all segments of the property and casualty insurance business. The Company's operating units are grouped for management purposes into five segments according to market served: Regional Property Casualty Insurance, Reinsurance, Specialty Insurance, Alternative Markets and International.


This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's performance for the year 2000 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. They are subject to various risks and uncertainties, including but not limited to the impact of competition, product demand and pricing, claims development, catastrophe and storm losses, investment results, legislative and regulatory developments and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the 2000 fiscal year and beyond to differ materially form those expressed in any forward-looking statement made by or behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.